SHF Holdings I, Inc.
Financial Statement
April 13, 2000







Merdinger, Furchter, Rosen & Corso, P.C.
Certified Public Accountants
888 Seventh Avenue
New York, NY   10106

Tel:   (212)  757-8400
Fax:   (212)  757-6124



Independent Auditor's Report


We have audited the accompanying balance sheet of SFH Holdings I, Inc. as of April 13, 2000. The financial statement is the responsibility of the Company's managment. Our responsibility is to express an opinion on this financial statement basedon our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examing, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by managment, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SFH Holdings I, Inc. as of April 13, 2000 in conformity with generally accepted accounting principles.



Merdiner, Fruchter, Rosen & Corso, P.C.
Certified Public Accountants


New York, New York
May 23, 2000




SFH Holdings I, Inc.
Balance Sheet
April 13, 2000




Assets                                  $-

Liabilities                              -

Capital
  Subscription of Stock Receivables     (3000)
  Common Stock, $0.001 par value;
    25,000,000 shares authorized,
    3,000,000 shares issued and          3000
    outstanding                         -------
       Total Capital                       -
                                        -------

TOTAL CAPITAL AND LIABILITIES           $   -
                                        =======


The accompanying note is an intergal part of the financial statement.




SHF Holdings I, Inc.
Notes to finanical statements
April 13,2000



NOTE 1-  NATURE OF OPERATIONS

SFH Holdings I, Inc. was incorporated on April 13, 2000 in the State of Nevada. The Corporation's principal business activity has not been determined.